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                                                                    Exhibit 10.5

                                    DGS, INC.

                             1997 Stock Option Plan


                                    ARTICLE I
                                     PURPOSE

         1.1 The purpose of this Stock Option Plan (the "Plan") is to enable DGS, Inc. ("DGS") to compete successfully in retaining and attracting directors, employees and advisors of outstanding ability, to encourage their ownership of shares of DGS's Common Stock, and to motivate them to exercise their best efforts toward the accomplishment by DGS of its financial and other goals.


                                   ARTICLE II
                                   DEFINITIONS

         2.1 For purposes of the Plan, each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

                  A. "Advisor" means any person who provides bona fide advisory or consulting services to the Company other than services in connection with the offer or sale of securities in a capital-raising operation.

                  B. "Board" means the Board of Directors of DGS.

                  C. "Code" means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

                  D. "Company" means DGS and any subsidiary of DGS, as the term "subsidiary" is defined in Section 424(f) of the Code.

                  E. "Disability" means permanent and total disability as defined in Section 2(e)(3) of the Code.

                  F. "Effective Date of Grant" means the date on which, or such later date as of which, the Board makes an award of an Option.

                  G. "Eligible Employee" shall mean both: (i) any employee of the Company who is, as of the date of granting of an Option hereunder to him or her, a salaried employee of the Company or of any subsidiary corporation now or hereafter existent; and (ii) a director of the Company who, even if he or she does not otherwise qualify as an Eligible Employee pursuant to the foregoing subsection (i), shall
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         nonetheless be considered an Eligible Employee with respect to the grant of Non-Qualified Stock Options.

                  H. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  I. "Fair Market Value" means the last sale price reported on the Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, or such other method as the Board may select, shall be used in determining Fair Market Value for a Share.

                  J. "Incentive Stock Option" shall have the same meaning as is given to that term by Section 422 of the Code.

                  K. "Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

                  L. "Option" means the right, subject to the terms of this Plan and to such other terms and conditions as the Board may establish, to purchase from DGS a stated number of Shares at a specified price. Each Option shall be represented by a Stock Option Agreement to be entered into between the Company and the Participant to whom the Option is granted in such form, not inconsistent with the Plan, as the Board may authorize for general use or for specific cases from time to time.

                  M. "Option Price" means the purchase price per Share subject to an Option. The Option Price shall not be (i) less than 85% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Non-Qualified Stock Option, except that no Non-Qualified Stock Option which is intended to result in compensation that qualifies for exclusion from the deduction limitation of Code Section 162(m) shall be granted with an Option Price of less than 100% of the Fair Market Value of a Share on the Effective Date of Grant, or (ii) less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in
         Section 8.1.

                  N. "Participant" means any holder of an Option granted under the Plan (who must necessarily be an Eligible Employee or an Advisor, as those terms are defined above) pursuant to a Stock Option Agreement entered into between

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         him or her and a duly authorized representative of the Company.

                  O.       "Plan" means this Stock Option Plan.

                  P. "Share" means one share of the no par value Common Stock of the Company.

                  Q. "Stock Option Agreement" means each Agreement entered into between the Company and a Participant under which each such Participant is granted Options to purchase Shares in the Company pursuant to this Plan. Each such Stock Option Agreement shall contain terms relating to the granting and exercise of the Option covered thereby which are not inconsistent with this Plan. Each such Stock Option Agreement shall be subject to the approval of the Board.


                                   ARTICLE III
                                 ADMINISTRATION

         3.1 Administration. The Plan shall be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions, and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable. At any time, or from time to time, the Board may appoint a committee of at least two directors (the "Committee") to administer, or to approve transactions pursuant to, the Plan. For the purpose of Option grants to and approval of other transactions with persons who are subject to Section 16 of the Exchange Act with respect to DGS, each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act. To the extent that it is desired that compensation resulting from the grant of a particular Option be excluded from the deduction limitation of Section 162(m) of the Code, all directors comprising the Committee granting such Option also shall be "outside directors" within the meaning of Code Section 162(m). In the event a Committee is so appointed, it may carry out all of the functions of the Board with respect to the Plan, except for amendments to or suspension or termination of the Plan.

         3.2 Except as specifically limited by the provisions of the Plan, the Board (or the Committee if one has been appointed by the Board) shall have authority to:

                  A. determine with Eligible Employees or Advisors shall be granted Options;


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                  B. determine the number of Shares which may be subject to each
         Option;

                  C. determine the term and the Option Price of each Option;

                  D. determine whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option (except that only Non-Qualified Stock Options may be granted to Advisors);

                  E. determine the time or times when Options will be granted;
         and

                  F. determine all other terms and conditions of each Option, including (but not limited to) the terms of any Option agreement. The Board may, in its discretion, determine as a condition to any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time and may also specify in that event whether any such Option which is exercisable in such manner shall be exercisable in a cumulative or a non-cumulative manner. Any Option granted pursuant to the Plan shall be exercisable in accordance with the schedule or timetable for the exercise of such Option which is set forth in each Stock Option Agreement between the Company and the Participant who is the holder of the Option. Such schedule or timetable for the exercise of such Option may vary as between such Stock Option Agreements and does not need to be uniform. The Board may also waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Board.

         3.3 Any action, decision, interpretation or determination by the Board with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

         3.4 No member of the Board shall be liable for any action or determination taken or made on good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action, or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.


                                   ARTICLE IV
                                 SHARES ISSUABLE

         4.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 300 Shares in

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the aggregate and Options for no more than 75 Shares may be granted to any individual Eligible Employee during any period of twelve (12) consecutive months. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered or withheld as payment for the Option Price pursuant to Section 7.1 shall be available for issuance under the Plan. The Board may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

                                    ARTICLE V
                               GRANTING OF OPTIONS

         5.1 Subject to the terms and conditions of the Plan, the Board may, from time to time, grant Options to Eligible Employees or Advisors on such terms and conditions as it shall determine. Subject to the restriction of Section 3.2(D), more than one Option and more than one form of Option may be granted to the same individual. An Option shall be effectively "granted" under this Plan as of the date of execution of the Stock Option Agreement granting such Option duly authorized by the Board or by the Committee.


                                   ARTICLE VI
                               EXERCISE OF OPTIONS

         6.1 Any person entitled to exercise an Option may do so, without the need for further approval pursuant to Exchange Act Rule 16b-3, in whole or in part by delivering to DGS, attention: Stock Option Plan Administrator, at its principal office, a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.


                                   ARTICLE VII
                             PAYMENT OF OPTION PRICE

         7.1 Subject to such administrative requirements as the Board (or the Committee appointed by the Board if there is one) may impose, payment of the Option Price may be made, at the election of the holder of an Option, in cash, by the tender of previously owned Shares, by directing that a portion of the Shares to be issued upon exercise of the Option be withheld by DGS as payment (to the extent permitted by law) or by a combination of the foregoing. If payment by the tender of previously owned Shares or the withholding of Shares is permitted, the value of each Share shall be deemed to be the Fair Market Value of a Share on the day the Shares are tendered or

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withheld for payment. In the case of a tender of previously owned Shares, this shall be the date on which the Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to DGS, are received by DGS. In the case of a withholding of Shares, this shall be the date on which a complete and correct notice of exercise directing the withholding is received by DGS. Notwithstanding the foregoing, an Option's exercise price may also be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the Option Price are received by DGS on such date.


                                  ARTICLE VIII
             INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS

         8.1 Any Option designated as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, an Incentive Stock Option shall be subject to the following specific provisions:

                  A. No Incentive Stock Option may be exercised after the expiration of ten years from the Effective Date of Grant.

                  B. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                           (i) the Option Price must equal at least 110% of the
                  Fair Market Value on the Effective Date of Grant; and

                           (ii) the term of the Option shall not be greater than
                  five years from the Effective Date of Grant.

                  C. The aggregate Fair Market Value (determined as of the Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company) shall not exceed $100,000.

         8.2 If any Option is not granted, exercised or held pursuant to the provisions of Code Section 422, it will be considered to be a Non-Qualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.


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                                   ARTICLE IX
                           TRANSFERABILITY OF OPTIONS

         9.1 During the lifetime of an Eligible Employee or Advisor to whom an Option has been granted, such Option is non-assignable and non-transferable and may be exercised only by such individual or that individual's legal representative or guardian, with the single exception that a Non-Qualified Stock Option may be transferred pursuant to a "domestic relations order" as defined in
Section 414(p)(1)(B) of the Code. In the event of the death of an Eligible Employee or Advisor to whom an Option has been granted, the Option shall be transferable only to his or her surviving spouse or lineal descendants (either outright or in a trust created for his, her or their benefit) who is or are the legatee(s) or beneficiary(ies) of the Eligible Employee's or Advisor's unexercised rights under the Option pursuant to his or her duly admitted Last Will and Testament, or under the statute of descent and distribution of the state in which he or she was a resident at the time of his or her death, and may thereafter be exercised by any such permitted transferee(s) as provided in
Section 10(C).


                                    ARTICLE X
                             TERMINATION OF OPTIONS

         10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

                  A. During the period of an Eligible Employee's continuous employment with, or service as a director of, the Company, the Option will terminate upon the earlier of: (i) the date on which it has been fully exercised; (ii) the date on which it expires by its terms; or
         (iii) the date on which it is terminated by the mutual agreement of the Company and the Eligible Employee.

                  B. Upon termination of the Eligible Employee's employment with, or service as a director of, the Company for any reason, any unexercisable Option shall immediately terminate. Except as provided in
         Section 10.1(C), any Option which is exercisable on the date of termination of employment, or service as a director, will terminate upon the earlier of: (i) the date on which it has been fully exercised;
         (ii) the expiration of the Option by its terms; and (iii) the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                  C. If an Eligible Employee to whom an Option was granted dies or becomes subject to a Disability while employed by, or serving as a director of, the Company or

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         within three months of termination of employment or service as a director, for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the personal representative(s) of the Eligible Employee's estate, or by the deceased Eligible Employee's surviving spouse or lineal descendants (either outright or in a trust created for his, her or their benefit) to whom the Option may have been transferred pursuant to the deceased Eligible Employee's duly admitted Last Will and Testament or under the statute of descent and distribution of the state in which he or she was a resident at the time of his or her death.

         10.2 An Option granted to an Advisor will terminate upon the earlier of the full exercise of the Option or the expiration of the Option by its terms.

         10.3 The provisions of Section 10.1 and 10.2 above shall apply irrespective of whether an Option has been transferred to a person or entity other than the Eligible Employee or Advisor to whom the Option was granted.

         10.4 The Board, at its direction, may extend the periods for Option exercise set forth in this Article X.


                                   ARTICLE XI
                     ADJUSTMENTS TO SHARES AND OPTION PRICE

                  11.1 The Board shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Board


                                   ARTICLE XII
                                  TERM OF PLAN

                  12.1 The effective date of the Plan shall be May 31, 1997. If the Plan has not been approved by the shareholders of the Company either before or within twelve (12) months after such date, all Incentive Stock Options previously granted hereunder shall be deemed to be Non-Qualified Stock Options. Subject to the provisions hereinafter contained relating to amendment or

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termination, the Plan shall continue in effect until May 31, 2007. No Option shall be granted pursuant to this Plan subsequent to May 31, 2007, or subsequent to any earlier date as to which this Plan is terminated pursuant to the following Article XIII hereof.


                                  ARTICLE XIII
                        AMENDMENT OR TERMINATION OF PLAN

                  13.1 The Board may at any time amend, suspend or terminate the Plan; provided, however, that no amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                  13.2 The Board is further authorized to make such amendments to the Plan as shall be necessary to bring it into conformity with any regulation of any governmental body having jurisdiction over it, and may otherwise alter the Plan in any manner which, in the opinion of counsel for the Company, may be necessary or desirable in order to prevent the risk of disqualification of the Plan under the Internal Revenue Code or the Exchange Act, or non-compliance of the Plan with applicable SEC or IRS regulations.


                                   ARTICLE XIV
                                 CERTAIN EVENTS

                  14.1 In the event DGS shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and, except as provided in Section 14.4, any Option previously granted hereunder shall terminate. If practical, DGS shall give each holder of an Option twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

         14.2 In the event any person (other than a person who is such on the date of effectiveness of this Plan), by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3 as in effect on June 7, 1996) of more than 50% of the outstanding Shares of DGS, or commences a tender offer pursuant to Exchange Act Regulation 14D (as in effect on June 7, 1996) which, if successful, would result in such person becoming the beneficial owner of more than 50% of such Shares, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

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         14.3 In the event of the execution of an agreement of reorganization, merger or consolidation of DGS with one or more corporation as a result of which DGS is not to be the surviving corporation (whether or not DGS shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of DGS, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

         14.4 In the event of any of the transactions referred to in Section
14.3 hereof, any holder of one or more Options who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to DGS shall be entitled to tender such Options to the Company and to receive from the Company a payment of cash equal to the difference between the aggregate "Fair Value" of Shares subject to the holder's Options which are outstanding and not exercised immediately prior to the time of consummation of the transaction and the aggregate Option Price of such Shares. For this purpose, "Fair Value" shall mean the cash value per Share to be paid to shareholders pursuant to such agreement, or if cash value is not to be paid, the highest Fair Market Value of a Share during the 60-day period immediately preceding the date of the consummation of the transaction. The foregoing payment under this Section 14.4 shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject Options of the holder.

         14.5 The grant of Options under the Plan shall in no way affect the right of DGS to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business assets.

         14.6 Notwithstanding the foregoing, in the event the amounts deemed payable under this Article XIV when added to all other payments to the holder of an Option by the Company, would, if made, constitute Excess Parachute Payments within the meaning of Sections 280G and 4999 of the Code, the amounts deemed payable by the Company under this Article shall be reduced by the amount deemed necessary to cause the holder to receive $1,000 less than three times the holder's Base Amount (as that term is defined in Code Section 280G) from all such payments to the holder from the Company. In the event the amount of the payment exceeds the amount subsequently determined to have been due, the excess benefits over three times the Base Amount shall constitute a loan by the Company to the holder, payable on demand by the Company, with interest at a rate equal to 120% of the applicable federal rate determined under Section 1274 of the Code, compounded semi-annually.


                                   ARTICLE XV
                                  MISCELLANEOUS


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         15.1 Nothing contained in this Plan shall constitute the granting of an
Option. Each Option shall be represented by a written Stock Option Agreement executed by both the Eligible Employee or Advisor and a duly authorized representative of the Company.

         15.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No person holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of DGS with respect to any Shares issuable upon exercise of such Option until certificates repre- senting such Shares shall have been issued and delivered. No option may be transferred, and no Option shall be exercisable or Shares issued and delivered upon exercise of an Option, unless and until DGS has complied with any and all applicable federal and state securities laws, listing requirements of any market on which DGS's Shares may then be traded and other requirements of law. Any certificate representing Shares acquired upon exercise of an Option may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

         15.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue as a director or employee of, or in any business relationship with, the Company or to interfere in any way with the right of the Company to terminate a person's status as a director or employee of, or the person's business relationship with, the Company at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

         15.4 Neither the Company nor any director or officer thereof shall be liable to any person for anything done or omitted in administration of the Plan or any Option, but the issuance of stock upon proper and timely exercise of any Option may be compelled by an order of specific performance by any Court of competent jurisdiction.

         15.5 This Plan shall be construed and administered in accordance with and governed by the laws of the Commonwealth of Pennsylvania.



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